Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in Amendment No.1 to the registration statement of First Industrial Realty Trust, Inc. on Form S-3 (File No.333-64743) of our report dated February 17, 1998 on our audits of the consolidated financial statements of First Industrial Realty Trust, Inc. (the "Company") as of December 31, 1997 and 1996 and for each of the three years in the period ended as of December 31, 1997, and the consolidated financial statement schedule as of December 31, 1997, which is included in the Company's 1997 Annual Report on Form 10-K, our reports dated December 30, 1997, January 9, 1998, January 9, 1998 and February 17, 1998 on our audit of each of the combined historical statements of revenues and certain expenses of the 1997 Acquisition V Properties, the 1997 Acquisition VI Properties, the 1997 Acquisition VII Properties and the 1997 Acquisition VIII Properties, respectively, for the year ended December 31, 1996 which are included in the Company's Current Report on Form 8- K/A No.1 filed January 22, 1998 and Form 8-K/A No.2 filed on February 26, 1998 , our report dated April 23, 1998 on our audit of the combined historical statement of revenues and certain expenses of the 1998 Acquisition I Properties for the year ended December 31, 1997 which is included in the Company's Current Report on Form 8-K/A No.1 filed June 16, 1998 and our report dated December 31, 1998 on our audit of the combined historical statement of revenues and certain expenses of the 1998 Acquisition II Properties for the year ended December 31, 1997 which is included in the Company's Current Report on Form 8-K/A No.1 filed January 11, 1999. We also consent to the reference to our firm under the caption "Experts."


                                         PricewaterhouseCoopers LLP


 February 17, 1999